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                                                                    Exhibit 99.2


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF SARATOGA BANCORP


The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders of Saratoga Bancorp, a California corporation, and the accompanying proxy statement/prospectus dated ____________, 1999, and revoking any proxy heretofore given, hereby constitutes and appoints Richard L. Mount and V. Ronald Mancuso, and each of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of Common Stock of Saratoga Bancorp standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Saratoga Bancorp to be held in [location] on November __, 1999 at _____ _.m. local time, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the proxy statement/prospectus.

1.  Approval of Merger Agreement.  To consider and vote upon a proposal to
    ----------------------------
    approve the Agreement and Plan of Merger, dated as of August 27, 1999, among SJNB Financial Corp., Saratoga Bancorp and Saratoga National Bank and the transactions contemplated thereby.

          [_]  FOR            [_]  AGAINST             [_]  ABSTAIN

2.  Other Business.  The proxies are authorized to vote in their discretion on
    --------------
    such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

     Number of Common Shares _____          Dated ________________, 1999
     I/We  [_] do or [_] do not
     expect to attend this meeting.         SHAREHOLDER(S)

                                            ___________________________________
                                                        (Signature)



                                            ___________________________________
                                                        (Signature)

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                                    (Please mark, date and sign this proxy
                                    exactly as your name appears hereon
                                    and return this proxy promptly in the
                                    enclosed envelope. Executors,
                                    administrators, guardians, officers of the corporation and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)


                        DO NOT FOLD, STAPLE OR MUTILATE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

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